UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2008

Kelyniam Global, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-52569	20-4130012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	1100 North University Avenue Suite 135 Little Rock, Arkansas (Address of principal executive offices)	72207 (Zip Code)

 (800) 280-8192
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Explanatory Note

On May 6, 2008, Kelyniam Global, Inc., (the “Company”) filed with the Securities and exchange commission on Form 8-K, Item 1.01, Entry into a Material Definitive Agreement, a Plan of Merger to acquire M2-Systems, LLC as a wholly owned subsidiary of Kelyniam Global, Inc.  A press release was issued on May 13, 2008, stating that Kelyniam Global, Inc. management had received an offer for the purchase M2-Systems, LLC, and if this sale occurs, the proceeds from the Sale of M2-Systems, LLC would go directly into Kelyniam Global, Inc., and the assets, debt, existing contracts and customers of M2-Systems would be purchased by Kelyniam Global, Inc. before this sale took place for a nominal price.  This amended Form 8-K outlines the completion of the acquisition of the assets, debt, existing contracts and customers of M2-Systems.

Item 2.01 Completion of Acquisition or Disposition of Assets

The following acquisition of assets will be completed on June 1, 2008

A brief description of the transaction:

All of the assets, debt, existing contracts and customers of M2-Systems, LLC

Acquired From

John Mastoloni, Owner and President of M2-Systems, LLC

The Consideration:

$1.00

The purchase price was not as a result of arms’-length negations.  However, Kelyniam Global, Inc. management believes that given the nominal price agreed upon by the participating parties, the consideration is less than would have been the price if the acquisition was made from an independent third party.

The consideration came from the Company’s cash on hand.

Cautionary Note Regarding Purchase Agreement

The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Kelyniam Global, Inc.  In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by M2-Systems, LLC as well as Kelyniam Global, Inc. in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that could modify, qualify and or create exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between M2-Systems, LLC and Kelyniam Global, Inc. rather than establishing matters of fact. Accordingly, the representations and warranties in the Purchase Agreement may not constitute the actual state of facts about M2-Systems, LLC or Kelyniam Global, Inc.

Cautionary Statements

This filing and the exhibits attached hereto contain forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Kelyniam Global, Inc. could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, Kelyniam Global, Inc. business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described from time to time in Kelyniam Global, Inc. Securities and Exchange Commission reports, including but not limited to the risks described in Kelyniam Global, Inc. Annual Report on Form 10K-SB for the fiscal year ended December 31, 2007.   Kelyniam Global, Inc. assumes no obligation and does not intend to update these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement (filed herewith)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2008	KELYNIAM GLOBAL, INC.

	By:	/s/ James Ketner
James Ketner
President/CEO/Chairman

By:	/s/ Michelle LynRay
Michelle LynRay
Secretary/Treasurer/Director

By:	/s/ Alexander Borges dos Santos
Alexander Borges dos Santos
Vice President/Director

By:	/s/ Richard Owston
Richard Owston
Director